UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 22, 2008
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number) Identification No.)	76-0069030 (I.R.S. Employer

5847 San Felipe, Suite 3300
Houston, Texas (Address of principal executive offices)	77057 (Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On August 22, 2008, Pride entered into an agreement with Samsung Heavy Industries Co., Ltd. for the construction of an advanced-capability, ultra-deepwater drillship. Following shipyard construction, commissioning and testing, the drillship is expected to be delivered to Pride during the fourth quarter of 2011. The agreement provides for an aggregate fixed purchase price of approximately $655 million, subject to adjustment for delayed delivery, payable in installments during the construction process. Pride has the right to rescind the agreement for delays exceeding certain periods and the right to liquidated damages from Samsung for delays during certain periods.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ Brian C. Voegele
	Name:	Brian C. Voegele
	Title:	Chief Financial Officer

Date: August 28, 2008